UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Bellicum Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BELLICUM PHARMACEUTICALS, INC.

2130 W. Holcombe Blvd., Suite 800

Houston, TX 77030

AMENDMENT NO. 1 TO PROXY STATEMENT

FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Pacific Time on Thursday, June 13, 2019

This Amendment No. 1 to Schedule 14A (this “Amendment”) is being filed to amend Bellicum Pharmaceuticals, Inc.’s proxy statement dated April 25, 2019 (the “Proxy Statement”) for the 2019 annual meeting of stockholders (the “Annual Meeting”) to be held at the offices of the Company, located at 611 Gateway Blvd., Suite 820, South San Francisco, CA 94080 on Thursday, June 13, 2019 at 10:00 a.m. Pacific Time. Capitalized terms not defined in this Amendment shall have the meanings ascribed in the Proxy Statement.

This Amendment is being filed to correct an inadvertent error regarding the number of stockholders required in order to have a quorum necessary to conduct the Annual Meeting in the section titled “Questions and Answers About These Proxy Materials and Voting”. The corrected information follows:

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, April 17, 2019, there were 45,957,576 shares outstanding and entitled to vote. Thus, the holders of 22,978,789 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

The information contained in this Amendment replaces and supersedes any inconsistent information set forth in the Proxy Statement. Except as specifically amended or supplemented by the information contained in this Amendment, all information set forth in the Proxy Statement remains unchanged and should be considered in voting your shares.

VOTING MATTERS

If you have already voted by Internet, telephone or by mail, no action is required from you unless you wish to change your vote. The Amendment does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement.

Important information regarding how to vote your shares and revoke proxies already cast is available in the Proxy Statement (as amended hereby) under the caption “Questions and Answers About the Annual Meeting and These Proxy Materials.”

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